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Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
Under
The Securities Act of 1933

AAR CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2334820 (I.R.S. Employer Identification No.)
One AAR Place 1100 N. Wood Dale Road Wood Dale, Illinois (Address of principal executive offices)	60191 (Zip code)

AAR CORP. STOCK BENEFIT PLAN
(FORMERLY KNOWN AS AAR CORP. AMENDED STOCK OPTION AND
INCENTIVE PLAN)
(Full title of the plan)

Howard A. Pulsifer
Vice President, General Counsel & Secretary
One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191
(Name and address of agent for service)

(630) 227-2000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed Maximum Offering Price Per Unit (a)	Proposed Maximum Aggregate Offering Price (a)	Amount of Registration Fee

Common Stock, $1.00 par value	675,988 shares	$5.67	$3,832,852	$352.62

Common Stock Purchase Rights	450,681 rights	(b)	(b)	(b)

(a)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(b)
Each unit consists of one share of Common Stock and .6667 related Common Stock Purchase Right. The Rights currently are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares. The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock.

GENERAL INSTRUCTIONS

E. REGISTRATION OF ADDITIONAL SECURITIES

        Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement of Registrant on Form S-8, Registration No. 33-26783, filed by the Registrant with the Securities and Exchange Commission on February 1, 1989, registering its Common Stock, $1.00 par value per share, and its Common Stock Purchase Rights, issuable pursuant to the AAR CORP. Stock Benefit Plan (formerly known as the AAR CORP. Amended Stock Option and Incentive Plan), are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        All information required in this registration statement not included in the Exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement of the Registrant on Form S-8 (Registration No. 33-26783) which is incorporated herein by reference.

Item 8.    Exhibits.

        The Exhibits filed herein are set forth on the exhibit index filed as part of this Registration Statement on page 6 hereof.

POWER OF ATTORNEY

        KNOWN BY ALL MEN BY THESE PRESENTS, that each of the persons signing this Registration Statement as a director or officer, or both, of AAR CORP., a Delaware corporation, hereby constitutes and appoints David P. Storch, Timothy J. Romenesko, and Howard A. Pulsifer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on January 6, 2003.

AAR CORP.
By:	/s/ DAVID P. STORCH David P. Storch President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and effective on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID P. STORCH David P. Storch	President and Chief Executive Officer; Director (Principal Executive Officer)	January 6, 2003
/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko	Vice President, Chief Financial Officer (Principal Financial Officer)	January 6, 2003
/s/ MICHAEL J. SHARP Michael J. Sharp	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	January 6, 2003
/s/ A. ROBERT ABBOUD A. Robert Abboud	Director	January 6, 2003
/s/ JAMES G. BROCKSMITH, JR. James G. Brocksmith, Jr.	Director	January 6, 2003
Ira A. Eichner	Chairman of the Board; Director	January 6, 2003
/s/ RONALD R. FOGLEMAN Ronald R. Fogleman	Director	January 6, 2003
/s/ JAMES E. GOODWIN James E. Goodwin	Director	January 6, 2003
Joel D. Spungin	Director	January 6, 2003

EXHIBIT INDEX

Item		Exhibits
4.	Instruments defining the rights of security holders	4.1	Instruments defining the rights of security holders are hereby incorporated by reference as Exhibits to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 2002.
5.	Opinion re legality	5.1	Opinion of Mr. Howard A. Pulsifer, Vice President, General Counsel and Secretary (filed herewith, Page 7).
23.	Consents	23.1	Consent of KPMG LLP (filed herewith, Page 8).
		23.2	Consent of Mr. Howard A. Pulsifer, Vice President, General Counsel and Secretary (contained in opinion referred to in Exhibit 5)
24.	Power of Attorney	The Power of Attorney immediately precedes the signature page hereof (filed herewith, Page 4).

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GENERAL INSTRUCTIONS
E. REGISTRATION OF ADDITIONAL SECURITIES
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits.
POWER OF ATTORNEY
SIGNATURES
EXHIBIT INDEX